Exhibit 1.1

ARCHIPELAGO LEARNING, INC.
(a Delaware corporation)
6,250,000 Shares of Common Stock
PURCHASE AGREEMENT
Dated: November [•], 2009

ARCHIPELAGO LEARNING, INC.
(a Delaware corporation)
6,250,000 Shares of Common Stock
PURCHASE AGREEMENT
November [•], 2009
Merrill Lynch, Pierce, Fenner & Smith Incorporated
as Representative of the several Underwriters
named in Schedule A hereto
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     Archipelago Learning, Inc., a Delaware corporation (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 937,500 additional shares of Common Stock to cover overallotments, if any. The aforesaid 6,250,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 937,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”
     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.
     On or prior to the Closing Time (as defined below), the Company will complete a series of transactions (the “Corporate Reorganization”) as described in the General Disclosure Package (as defined below) and the Prospectus (as defined below) under the captions “Prospectus Summary—Corporate Reorganization” and “Corporate Reorganization.”

     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-161717), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is referred to as “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus in the form first filed pursuant to Rule 424(b) and furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).
     As used in this Agreement:
     “Applicable Time” means [7:00 am], New York City time, on November [•], 2009 or such other time as agreed by the Company and Merrill Lynch.
     “General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time and the information included on Schedule C-1 hereto, all considered together.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
     (i) Registration Statement and Prospectuses. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. Any request on the part of the Commission for additional information has been complied with.
     Each of the Registration Statement, the Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T.
     (ii) Accurate Disclosure. None of the Registration Statement, the Rule 462(b) Registration Statement or any post-effective amendment thereto, at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Closing Time and at each Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of any filing pursuant to Rule 424(b), at the Closing Date and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus and the

information under the heading “Underwriting—Electronic Offer, Sale and Distribution of Shares” (collectively, the “Underwriter Information”).
     (iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
     (iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
     (v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (vi) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Except as permitted by the Commission, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
     (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (viii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.
     (ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.
     (x) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
     (xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.
     (xiii) Registration Rights. Except as described in the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
     (xiv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (C) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except any violations that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and Prospectus under the caption “Use of Proceeds” and the Corporate Reorganization) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.
     (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to have a Material Adverse Effect.

     (xvi) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the property or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to have in a Material Adverse Effect.
     (xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.
     (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Corporate Reorganization, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of the NASDAQ Global Market, state securities laws or the rules of FINRA.
     (xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     (xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that would reasonably be expected to have a Material Adverse Effect.
     (xxi) Possession of Intellectual Property. Except as described in the General Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (xxii) Environmental Laws. Except as described in the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (xxiii) Accounting Controls. Except as disclosed in the General Disclosure Package and the Prospectus, the Company maintains a system of effective internal control over financial reporting (as defined under Rule 13 a15 and 15d 15 under the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “1934 Act Regulations”) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xxiv) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.
     (xxv) Payment of Taxes. The Company, each of the Company’s subsidiaries and Providence Equity Partners V-A Study Island L.L.C. (i) have timely filed all tax returns required to be filed by them pursuant to applicable federal, state, local and foreign law and (ii) have timely paid all taxes due and payable by them, except to the extent the failure to timely file any such returns or timely pay any such taxes would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (xxvi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied.
     (xxvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxviii) Absence of Manipulation. Neither the Company nor any Subsidiary has taken, nor will the Company or any of its Subsidiaries take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (xxix) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its Subsidiaries have conducted their businesses in compliance with the FCPA.
     (xxx) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xxxi) OFAC. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxxii) Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (xxxiii) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
     (xxxiv) Corporate Reorganization. In connection with the Corporate Reorganization, the merger of Providence Equity Partners V-A Study Island L.L.C. with and into the Company, with the Company as the surviving corporation (the “Merger”), will qualify as a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the Company will take no action inconsistent with such treatment. The consummation of the Corporate Reorganization will not result in a Material Adverse Effect.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:
     (i) Accurate Disclosure. To the best of such Selling Shareholder’s knowledge, none of the Registration Statement, the Rule 462(b) Registration Statement or any post-effective amendment thereto, at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Closing Time and at each Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. To the best of such Selling Shareholder’s knowledge, neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of any filing pursuant to Rule 424(b), at the Closing Date and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the best of such Selling Shareholder’s knowledge, as of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceeding three sentences apply only to statements in or omissions from the Registration Statement, the Rule 462(b) Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto that are based on written information furnished to the Company by such Selling Shareholder specifically for use therein, it being understood and agreed that the only information so furnished by such Selling Shareholder consists solely of the information relating to such Selling Shareholder under the caption “Principal and Selling Stockholders” in the Registration Statement, the Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus or any amendments or supplements thereto (the “Selling Shareholder Information”). Such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.
     (ii) Authorization of this Agreement. This Agreement has been duly authorized (to the extent such Selling Shareholder is not a natural person), executed and delivered by or on behalf of such Selling Shareholder.
     (iii) Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (a) conflict with or constitute a breach of, or default under, or encumbrance upon any property or assets of such Selling Shareholder, or (b) result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, except, in the case of both (a) and (b), as would not reasonably be expected to have an adverse effect on the ability of such Selling Shareholder to execute, deliver and perform the transactions contemplated by this Agreement, nor will such action result in any violation of (x) the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or (y) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except, in the case of (y), as would not be reasonably expected to have an adverse effect on the ability of such Selling Shareholder to execute, deliver and perform the transactions contemplated by this Agreement.
     (iv) Valid Title. Such Selling Shareholder has, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery with respect to the Option Shares to be sold by such Selling Shareholder) will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances, except with respect to that certain Stockholders Agreement dated as of November ___, 2009, by and among Archipelago Learning, Inc., Providence Equity Partners V L.P., Providence Equity Partners V-A L.P., Cameron Chalmers, David Muzzo, MHT-SI, LP and Jeanne Bodnar (the “Stockholders Agreement”) and that certain Voting Agreement dated as of November ___, 2009, by and among Providence Equity Partners V L.P., Providence Equity Partners V-A L.P., Cameron Chalmers, David Muzzo, MHT-SI, LP and the Company, and the legal right and power, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.
     (v) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (a) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (b) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (c) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (d) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (e) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (f) if at any time the DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.
     (vi) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities to be sold by such Selling Shareholder.
     (vii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities to be sold by such Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as would not reasonably be expected to impair such performance or consummation and (ii) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.
     (viii) No Registration or Other Similar Rights. Except as described in the General Disclosure Package and the Prospectus and as set forth in the Stockholders Agreement, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities (other than the Securities) registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.
     (ix) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or distributed any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations other than any Issuer Free Writing Prospectus), and has not distributed any written materials in connection with the offer or sale of the Securities in violation of the 1933 Act or the 1933 Regulations.
     (x) No Association with FINRA. Except as set forth in the completed FINRA questionnaire provided to the Company by MHT-SI, LP on or before the date hereof, neither such Selling Shareholder nor any of its subsidiaries directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.
     (c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, severally and not jointly, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 937,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representative to the Company and the Selling Shareholders.
     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and each Selling Shareholder, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.

Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. To the extent applicable, certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. To the extent applicable, the certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants.
     (a) Covenants of the Company. The Company covenants with each Underwriter as follows:
     (i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representative immediately (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (ii) Filing of Amendments and Exchange Act Documents. During the period when the Prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required to be delivered under the 1933 Act, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the

Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.
     (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (vi) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (vii) Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (ix) Listing. The Company will use its commercially reasonable efforts to effect the listing of the Common Stock (including the Securities) on the NASDAQ Global Market.
     (x) Restriction on Sale of Securities by the Company. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards issued granted pursuant to employee benefit plans of the Company described in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) the filing of any registration statement on Form S-8. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (xi) Reporting Requirements. The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.
     (b) Covenants of the Selling Shareholders. Each Selling Shareholder covenants with each Underwriter as follows:
     (i) Restriction on Sale of Securities by the Selling Shareholders. Providence Equity Partners shall execute a lock-up agreement substantially in the form of Exhibit D-1 hereto, and Cameron Chalmers, David Muzzo and MHT-SI, LP (collectively, the “Other Selling Shareholders”), shall execute a lock-up agreement substantially in the form of Exhibit D-2 hereto.
     (c) Covenants of the Company and the Selling Shareholders. The Company and each Selling Shareholder covenants with each Underwriter as follows:
     (i) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Company and the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i). Each of the Company and each Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided that this sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities and (xii) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Market.
     (b) Expenses of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters that are not otherwise repaid or reimbursed or reimbursable to the Underwriters and (ii) the fees and disbursements of their respective counsel and other advisors. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost incurred by the Company of any other matters not directly relating to the sale and purchase of the Securities sold by the applicable Selling Shareholder pursuant to this Agreement.
     (c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses with respect to the transactions contemplated hereby, including the reasonable fees and disbursements of counsel for the Underwriters.
     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
     (b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Weil, Gotshal & Manges LLP, counsel for the Company, in a form reasonably acceptable to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (c) Opinion of Counsel for Providence Equity Partners. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Weil, Gotshal & Manges LLP, counsel for Providence Equity Partners, in a form reasonably acceptable to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (d) Opinion of Counsel for the Other Selling Shareholders. At Closing Time, the Representative shall have received the opinion, dated as of Closing Time, of Haynes and Boone, LLP, counsel for the Other Selling Shareholders, in a form reasonably acceptable to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (e) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in a form reasonably acceptable to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (f) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the

Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to their knowledge, contemplated.
     (g) Certificates of Selling Shareholders. At Closing Time, the Representative shall have received a certificate of Providence Equity Partners and a certificate of each of the Other Selling Shareholders, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.
     (h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (i) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
     (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.
     (k) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the forms of Exhibit D-1 and Exhibit D-2 hereto, as applicable, signed by the persons listed on Schedule D hereto.
     (m) Corporate Reorganization. The Corporate Reorganization, as described in the General Disclosure Package and the Prospectus under the captions “Prospectus Summary—Corporate Reorganization” and “Corporate Reorganization,” has been consummated.
     (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:
     (i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.
     (ii) Certificates of Selling Shareholders. A certificate of Providence Equity Partners and a certificate of each of the Other Selling Shareholders, dated such Date of Delivery, confirming that the certificates delivered at Closing Time pursuant to Section 5(f) remain true and correct as of such Date of Delivery.
     (iii) Opinion of Counsel for Company. The favorable opinion of Weil, Gotshal & Manges LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (iv) Opinion of Counsel for Providence Equity Partners. The opinion of Weil, Gotshal & Manges LLP, counsel for Providence Equity Partners, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (v) Opinion of Counsel for the Other Selling Shareholders. The opinion of Haynes and Boone, LLP, counsel for the Other Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (vi) Opinion of Counsel for Underwriters. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (vii) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
     (o) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 17 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.
     (b) Indemnification of Underwriters by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that (i) such indemnification shall only be with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Selling Shareholder Information with respect to that Selling Shareholder and (ii) the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder (with respect to each Selling Shareholder, the “Selling Shareholder Amount”).
     (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, (i) no Selling Shareholder shall be required to contribute, in the aggregate under this Agreement, any amount in excess of the Selling Shareholder Amount received by such Selling Shareholder and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such

Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 17 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Default by One or More of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.
     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.
     SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at One Bryant Park, New York, New York 10036, attention of Syndicate Department with a copy to ECM Legal, with a copy for information purposes to Valerie Ford Jacob, Esq. at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004; notices to the Company shall be directed to it at 3400 Carlisle Street, Suite 345, Dallas, Texas 75204-1257, attention of [•], with a copy for information purposes to Alexander D. Lynch, Esq. at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153; notices to Providence Equity Partners shall be directed to Providence Equity Partners at 50 Kennedy Plaza, Providence, Rhode Island 02903, attention of [•], with a copy for information purposes to Alexander D. Lynch, Esq. at Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153; notices to MHT-SI, LP, shall be directed to 2000 McKinney Avenue, Suite 1200, Dallas, Texas, 75201, attention of Shawn D. Terry, with a copy for information purposes to Greg R. Samuel, Esq. at Haynes and Boone, LLP, 2323 Victory Avenue, Suite 700, Dallas, Texas 75219; and notices to Cameron Chalmers and David Muzzo shall be directed to their individual attention at Archipelago Learning, Inc., 3400 Carlisle Street, Suite 345, Dallas, Texas 75204, with a copy for information purposes to Greg R. Samuel, Esq. at Haynes and Boone, LLP, 2323 Victory Avenue, Suite 700, Dallas, Texas 75219.
     SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any

     Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

ARCHIPELAGO LEARNING, INC.

By:

Name:
Title:

PROVIDENCE EQUITY PARTNERS V L.P.

By: Providence Equity GP V L.P., Its General Partner

By: Providence Equity Partners V L.L.C., Its General Partner

By:

Name:
Title:

PROVIDENCE EQUITY PARTNERS V-A, L.P.

By: Providence Equity GP V L.P., Its General Partner

By: Providence Equity Partners V L.L.C., Its General Partner

By:

Name:
Title:

Cameron Chalmers

David Muzzo

MHT-SI, L.P.

By:

By:

Name:
Title:

CONFIRMED AND ACCEPTED,
     as of the date first above written:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WILLIAM BLAIR & COMPANY, L.L.C.
ROBERT W. BAIRD & CO. INCORPORATED
PIPER JAFFRAY & CO.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	Authorized Signatory
For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A
The initial public offering price per share for the Securities shall be $[•].
The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Number of
Name of Underwriter	Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
William Blair & Company, L.L.C.
Robert W. Baird & Co. Incorporated
Piper Jaffray & Co.
Stifel, Nicolaus & Company, Incorporated

Total	6,250,000

Sch A-1

SCHEDULE B

	Number of Initial	Maximum Number of Option
	Securities to be Sold	Securities to Be Sold

Archipelago Learning, Inc.	3,125,000	0

Providence Equity Partners V, L.P.	2,082,831	624,849

Providence Equity Partners V-A, L.P.	328,992	98,698

Cameron Chalmers	285,271	85,581

David Muzzo	285,271	85,581

MHT-SI, LP	142,635	42,791

Total	6,250,000	937,500

Sch B - 1

SCHEDULE C-1
Pricing Terms
1.	The Company and the Selling Shareholders are selling 6,250,000 shares of Common Stock.

2.	The Selling Shareholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 937,500 shares of Common Stock.

3.	The initial public offering price per share for the Securities shall be $[•].

Sch C - 1

SCHEDULE C-2
Free Writing Prospectuses
Free Writing Prospectus, dated November 17, 2009

Sch C - 2

SCHEDULE D
List of Persons and Entities
Subject to Lock-up
The following persons and entities shall execute a lock-up agreement in the form of Exhibit D-1 hereto:
Tim McEwen
James Walburg
Ray Lowrey
Martijn Tel
Allison Duquette
Julie Huston
David Phillips
Michael Powell
Peter Wilde
Brian H. Hall
Providence Equity Partners V, L.P.
Providence Equity Partners V-A, L.P.
Mike Roseman
Aaron Quiggle
Alan Skinner
Cathy Caldwell
Heather Harper
Becky Wofford
Jeremy Verret
Blake Broyles
J.W. Marshall
Heather Watson
Wendy Fischer
Amy Shenoy
James Creech
Laura Briceno
The following persons and entities shall execute a lock-up agreement in the form of Exhibit D-2 hereto:
David Muzzo
Cameron Chalmers
MHT-SI, LP

Exhibit D-1
November [•], 2009
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as Representative of the several
Underwriters to be named in the
within-mentioned Purchase Agreement
One Bryant Park
New York, New York 10036

Re:	Proposed Public Offering by Archipelago Learning, Inc.
Dear Sirs:
     The undersigned, a stockholder, an officer and/or a director of Archipelago Learning, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Selling Shareholders providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Except as set forth herein, all capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”), except as contemplated by the Purchase Agreement or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities, as applicable, without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	by will or intestate succession or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders or members of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     If:
     (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned understands that, if the Offering does not close by February 28, 2010, or if the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit D-2
November [•], 2009
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
as Representative of the several
Underwriters to be named in the
within-mentioned Purchase Agreement
One Bryant Park
New York, New York 10036

Re:	Proposed Public Offering by Archipelago Learning, Inc.
Dear Sirs:
     The undersigned, a stockholder, an officer and/or a director of Archipelago Learning, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Selling Shareholders providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Except as set forth herein, all capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 300 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”), except as contemplated by the Purchase Agreement or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
     Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities, as applicable, without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	by will or intestate succession or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners or stockholders or members of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.
     Notwithstanding the foregoing, during a period of 180 days from the date of the Purchase Agreement, the undersigned may Transfer (as defined in the Stockholders Agreement) without the prior written consent of Merrill Lynch, and the restrictions set forth in this agreement shall not apply to the Transfer of, shares of Common Stock of the Company by the undersigned as a Drag-Along Stockholder (as defined in the Stockholders Agreement) pursuant to Section 3.3 of that certain Stockholders Agreement, dated as of November [•], 2009, by and among Archipelago Learning, Inc., Providence Equity Partners V L.P., Providence Equity Partners V-A L.P., Cameron Chalmers, David Muzzo, MHT-SI, LP and Jeanne Bodnar (the “Stockholders Agreement”); provided that the Transfer of shares of Common Stock by the Selling Stockholder (as defined in the Stockholders Agreement) triggering the application of Section 3.3 of the Stockholders Agreement has been otherwise consented to by Merrill Lynch. Further, notwithstanding the foregoing, during the period from 181 days to 300 days from the date of the Purchase Agreement, the undersigned may Transfer (as defined in the Stockholders Agreement) without the prior written consent of Merrill Lynch, and the restrictions set forth in this agreement shall not apply to the Transfer of, shares of Common Stock of the Company by the undersigned pursuant to Section 3.3 of the Stockholders Agreement.
     If:
     (1) during the last 17 days of the 300-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 300-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 300-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the 300-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 13 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 300-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 300-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned understands that, if the Offering does not close by February 28, 2010, or if the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name: